Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited Pro Forma condensed combined financial information presents the combination of financial information of Plum and Veea, adjusted to give effect to the Business Combination.

The following unaudited Pro Forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited balance sheet of Veea as of June 30, 2024, with the historical unaudited balance sheet of Plum as of June 30, 2024, giving Pro Forma effect to the Business Combination as if it had occurred as of June 30, 2024.

The following unaudited Pro Forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of Veea for the year ended December 31, 2023, and the historical audited statement of operations of Plum for the year ended December 31, 2023 on a Pro Forma basis as if the Business Combination had occurred on January 1, 2023.

The following unaudited Pro Forma condensed combined statement of operations for the six months ended June 30, 2024 combines the historical unaudited statement of operations of Veea for the six months ended June 30, 2024, and the historical audited statement of operations of Plum for the six months ended June 30, 2024 on a Pro Forma basis as if the Business Combination had occurred on January 1, 2023.

The unaudited Pro Forma condensed combined financial statements as of June 30, 2024, for the six months ended June 30, 2024 and for the year ended December 31, 2023, has been derived from:

●	the historical audited financial statements of Plum for the year ended December 31, 2023, and the related notes thereto included elsewhere in this Form 8-K; and

●	the historical audited financial statements of Veea for the year ended December 31, 2023, and the related notes thereto included elsewhere in this form 8-K, and

●	the historical unaudited financial statements of Plum for the three and six months ended June 30, 2024, and the related notes thereto included elsewhere in this Form 8-K; and

●	the historical unaudited financial statements of Veea for the three and six months ended June 30, 2024, and the related notes thereto included elsewhere in this Form 8-K.

The following unaudited Pro Forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus, which requires Pro Forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional Pro Forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. Veea and Plum have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Veea and Plum included in this Form 8-K.

Description of the Transactions

Business Combination

On November 27, 2023, Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Plum”), Plum SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Plum (“Merger Sub”), and Veea Inc., a Delaware corporation (“Veea”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

Subject to its terms and conditions, the Business Combination Agreement provides that (a) on the day of the closing of the transactions contemplated by the Business Combination (the “Closing”), Plum will change its jurisdiction of incorporation by transferring by way of continuation from a Cayman Islands exempted company limited by shares and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and (b) following the Domestication, Merger Sub will merge with and into Veea, with Veea surviving the merger as a wholly owned subsidiary of Plum (the “Merger”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at Closing, each outstanding share of Veea Common Stock and each outstanding share of Veea Preferred Stock, on an as-converted to Veea Common Stock basis, but excluding Dissenting Shares, New Financing Securities and treasury shares, will be cancelled and extinguished and converted into the right to receive the number of shares of New Plum Common Stock determined in accordance with the Business Combination Agreement based on a pre-money equity value of Veea of $180,000,000, plus the aggregate exercise prices of Veea’s in-the-money, vested convertible securities, divided by $10.00.

Pursuant to the Business Combination Agreement, at the effective time of the Merger, each Veea Option will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Veea Option, the number of shares of New Plum Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Veea Common Stock subject to such Veea Option as of immediately prior to the effective time of the Merger by the Existing Holder Exchange Ratio (as defined in the Business Combination Agreement), at an exercise price per share of New Plum Common Stock (rounded up to the nearest whole cent) equal to (a) the exercise price per share of Veea Common Stock of such Veea Option as of immediately prior to the effective time of the Merger, divided by (b) the Existing Holder Exchange Ratio.

Pursuant to the Business Combination Agreement, at the effective time of the Merger, each other Veea Convertible Security outstanding immediately prior to the effective time of the Merger will cease to represent a right to acquire Veea Capital Stock, shall be assumed by Plum, and shall be cancelled in exchange for a convertible security to acquire shares of New Plum Common Stock, on the same contractual terms and conditions as were in effect with respect to the Veea Convertible Security immediately prior to the effective time of the Merger under the terms of the relevant agreements governing such Veea Convertible Security, except for terms rendered inoperative by reason of the transactions contemplated by the Business Combination Agreement or for such other immaterial administrative or ministerial changes as the board of directors of Plum may determine in good faith are appropriate to effectuate the administration of the convertible securities. The number of shares of New Plum Common Stock issuable pursuant to the convertible security will be determined by multiplying the number of shares of Veea Common Stock subject to the Veea Convertible Security on an as-converted to shares of Veea Common Stock basis as of immediately prior to the effective time of the Merger by (i) the Existing Holder Exchange Ratio in the case of securities convertible into Veea Capital Stock other than New Financing Securities, or (ii) in the case of New Financing Securities or securities convertible into New Financing Securities, the New Veea Shareholder Exchange Ratio. The exercise price per share of New Plum Common Stock will be determined by (rounded up to the nearest whole cent) (x) in the case of securities convertible into Veea Capital Stock other than New Financing Securities, the exercise price per share of Veea Capital Stock of such Veea Convertible Security divided by the Existing Holder Exchange Ratio, or (y) in the case of New Financing Securities or securities convertible into New Financing Securities, the exercise price per share of Veea Capital Stock of such Veea Convertible Security divided by the New Veea Shareholder Exchange Ratio.

Any Veea indebtedness owed to Allen Salmasi or his affiliates (or their respective assignees) will be converted into shares of New Plum Common Stock at the Closing at a price of $10.00 per share of New Plum Common Stock, which shares are not considered Existing Veea Shares and will be in addition to the shares of New Plum Common Stock issued to holders of Existing Veea Shares.

Each Dissenting Share will not be converted into a right to receive a portion of the Transaction Consideration (as defined in the Business Combination Agreement), but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL.

Earnout

The Business Combination Agreement provides holders of Existing Veea Shares with a contingent right to receive Earnout Consideration consisting of up to 4,500,000 additional shares of New Plum Common Stock, subject to the following contingencies:

●	50% of the Earnout Consideration if, at any time during the ten years following the Closing (the “Earnout Period”), the volume-weighted average trading sale price of one share of New Plum Common Stock is greater than or equal to $12.50 per share for any twenty (20) trading-days within any thirty (30) trading-day period; and

●	50% of the Earnout Consideration if, at any time during the Earnout Period, the volume-weighted average trading sale price of one share of New Plum Common Stock is greater than or equal to $15.00 per share for any twenty (20) trading-days within any thirty (30) trading-day period.

If there is a Change of Control Transaction during the Earnout Period, (i) to the extent that the implied price per share of New Plum Common Stock in such transaction is above the applicable stock price targets, the vesting of such Earnout Consideration will accelerate and the Earnout Consideration will be issuable upon the closing of such transaction, and (ii) the contingent obligations for any remaining Earnout Consideration will be rolled over to the resulting company from such transaction, unless after such transaction, the resulting company from such transaction is no longer publicly listed on Nasdaq or another nationally-recognized securities exchange, in which case, any unvested Earnout Consideration will immediately vest.

Amendments to Promissory Notes

As previously disclosed, the Plum issued unsecured promissory notes to Mr. Michael Dinsdale, Ms. Ursula Burns, and Mr. Kanishka Roy on January 31, 2022, July 11, 2022, and March 16, 2023, respectively (the “Promissory Notes”), and issued an unsecured promissory note to Plum Partners, LLC on July 25, 2023 (the “Plum Partners Promissory Note”). On September 11, 2024 the Company entered into amendments to the Promissory Notes where, upon consummation of a business combination, the outstanding principal balance will be converted into Class A Common Stock of the post-closing entity in an amount of shares equal to the outstanding principal balance divided by $5 per share. On September 11, 2024 the Company entered into an amendment to the Plum Partners Promissory Note where, upon consummation of a business combination, the outstanding principal balance in excess of $250,000 will be converted into Class A Common Stock of the post-closing entity in an amount of shares equal to the outstanding principal balance divided by $5 per share.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, Plum Partners LLC, a Delaware limited liability company (the “Sponsor”), Plum and Veea entered into a Sponsor Letter Agreement, pursuant to which the Sponsor agreed, among other things, to (a) vote all of its Plum Ordinary Shares in favor of the proposals relating to the Business Combination; (b) refrain from effecting a Plum Shareholder Redemption (as defined in the Business Combination Agreement); (c) exercise the option to extend the period of time Plum is afforded under its governing documents to consummate a business combination, (d) waive certain anti-dilution and conversion rights with respect to its Plum Ordinary Shares which had been granted in connection with Plum’s Initial Public Offering; (e) forfeit its Plum founder shares, at the rate of $10.00 per share, to the extent certain of its expenses exceed $2.5 million or it incurs certain other expenses; and (f) subject 1,726,994 of its Plum founder shares to forfeiture if the conditions applicable to the Earnout Shares are not satisfied during the Earnout Period (on the same terms proportionately as the Earnout Shares).

New Financing

The Business Combination Agreement also contemplates that Veea may sell New Financing Securities generating proceeds of up to $70,000,000 (or more with Plum’s consent) between the date of the Business Combination Agreement and the Closing, and the holders of such New Financing Securities will receive shares of New Plum Common Stock in the aggregate equal to the amount raised through the issuance of the New Financing Securities divided by $7.50. As of June  30, 2024 a total of approximately $35.9 million in consideration was received. As of June 30, 2024, approximately $30.8 million in cash has been raised under the New Financing Securities, and approximately $3 million of debt was converted and approximately $2.1 million of other obligations were settled via the issuance of Series A-2 Preferred Shares.

Conditions to Closing of the Business Combination

Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon, among other things: (i) the approval by the Plum shareholders of the Condition Precedent Proposals being obtained; (ii) the applicable waiting period under the HSR Act relating to the Business Combination having expired or been terminated; (iii) the completion of the offer to redeem the Class A ordinary shares of Plum; (iv) the New Plum Common Stock to be issued in connection with the Business Combination having been approved for listing on Nasdaq; and (v) Plum having at least $5,000,001 of net tangible assets immediately after the Closing. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, if these conditions are not satisfied the Business Combination Agreement could terminate and the Business Combination may not be consummated. For further details, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Amendment to the Business Combination Agreement and Additional Conditions to Closing

On September 11, 2024, Plum, Veea, and Merger Sub entered into an entered into a second amendment to the Business Combination Agreement (the “Amendment”). The Amendment, among other things, (a) provides that the Business Combination Agreement will automatically terminate if the Closing has not occurred on or prior to September 16, 2024, and (b) contains a release and waiver of potential claims arising under the BCA prior to the date of the Amendment by the other parties thereto.

Plum, Veea and Sponsor expect to further agree to provide for certain additional conditions to the Closing, including but not limited to the following: the assumption of certain deferred liabilities of Plum by the post-Closing Company in exchange for certain Sponsor Earnout Shares, indemnification of post-Closing Company for all other accrued liabilities of Plum not so deferred, equitization of certain promissory and other notes at a price of $5 per share and a waiver of the net tangible assets closing condition in the Business Combination Agreement. In addition, it is expected that as a condition to Closing the parties will raise at least $4.0 million in additional financing, comprised of at least $2.0 million that will be available to the combined company at or within ten business days of the Closing, and the remainder within 30 days after the Closing, and in connection with which the Sponsor shall transfer a total of 550,000 registered Sponsor Earnout Shares (including those given in exchange for the assumption of deferred liabilities) to the investors in such additional financing.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Plum will be treated as the “acquired” company for financial reporting purposes, and Veea will be the accounting “acquirer” This determination was primarily based on the assumption that:

●	Veea’s current shareholders will hold a majority of the voting power of New Plum post Business Combination;

●	effective upon the Business Combination, the post-combination Board will consist of seven (7) directors, including five (5) directors designated by Veea, one (1) director designated by Plum and one (1) director mutually agreed upon by Plum and Veea;

●	Veea’s operations will substantially comprise the ongoing operations of New Plum; and

●	Veea’s senior management will comprise the senior management of New Plum.

Another determining factor was that Plum does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of Plum will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to Plum over the fair value of Plum’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

Plum and Veea have elected to provide the unaudited Pro Forma condensed combined financial information reflecting actual Redemption scenarios of Plum Public Shares into cash as more fully described below:

The following table sets out share ownership of New Plum on a Pro Forma basis reflecting actual redemptions.

	Actual Redemptions
Pro Forma Ownership	Number of Shares	Percent Outstanding
Veea Stockholders(1)	17,319,644	52.5%
NLabs Debt conversion shareholders(2)	3,147,970	9.5%
Plum Public Shareholders(3)	573,771	1.8%
Sponsor’s Founder Shares(4)	6,253,415	19.0%
Incentive shares on Convertible Note	533,333	1.6%
Sponsor Promissory Note converted Shares	329,990	1.0%
Series A-2 New Financing Securities investors(5)	4,799,512	14.6%
Total shares outstanding	32,957,635	100%

(1)	Represents the exchange of outstanding Veea shares into shares of New Plum Common Stock upon the Closing of the Business Combination. This amount excludes 918,954 in New Plum shares as a result of 79,677 Series A-1 Warrants and 839,277 vested options. All of which are currently in the money and exercisable.
(2)	Reflect the conversion of Veea indebtedness owed to Allen Salmasi or his affiliates (or their respective assignees) into 3,147,970 shares of New Plum Common Stock at par value of $0.0001 as prescribed in the Business Combination Agreement for the settlement of $12.60 million in related party debt principal and $3.14 million in related interest.
(3)	Reflects actual redemptions as a result of the Extension Redemptions of 19,230 Plum shares, and 2,662,592 Plum shares in the vote for the Business Combination
(4)	Excludes 1,176,994 Class A founder shares of the Sponsor in reserve and 4,500,000 Earnout Shares issuable to holders of Existing Veea Shares upon satisfaction of the Earnout Triggering Events and 550,000 Earnout Shares of the Sponsor reserved as issuable to new investors as incentive to invest in Convertible Note agreement.
(5)	Reflects the receipt of approximately $30.8 million in cash and approximately $5.2 million in the conversion of debt and other outstanding obligations as other consideration received from the sale of New Financing Securities through June 30, 2024, in which Veea issued shares of Series A-2 Preferred Stock and the holders of such New Financing Securities will receive shares of New Plum Common Stock in the aggregate equal to the amount raised through the issuance of the New Financing Securities divided by $7.50 per share, which is a 25% discount to the valuation in the Business Combination Agreement. For Pro Forma purposes this will result in the issuance of 4,799,512 shares of New Plum Common Stock.

The following unaudited Pro Forma condensed combined balance sheet as of June 30, 2024, and the unaudited Pro Forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023, are based on the historical financial statements of Plum and Veea. The unaudited Pro Forma adjustments are based on information currently available, assumptions, and estimates underlying the Pro Forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2024(1)

			Actual Redemptions
	Veea (Historical)	Plum (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$869,594	$1,969	$6,232,728	A	$5,569,314
			(957,577)	B
			4,000,000	H
			(250,000)	G
			(4,327,400)	K
Accounts receivables	52,015	—	—		52,015
Inventory, net	7,943,082	—	—		7,943,082
Prepaid expenses and other current assets	5,437,960	66,875	45,382	B	5,550,217
Investments held in Trust Account	—	216,134	(216,134)	E	—
Total current assets	14,302,651	284,978	4,526,999		19,114,628
Non-current assets
Property, plant and equipment, net	300,392	—	—		300,392
Goodwill	4,793,149	—	—		4,793,149
Intangible assets, net	700,658	—	—		700,658
Right-of-use assets	292,066	—	—		292,066
Investments	452,572	—	—		452,572
Security deposits	85,573	—	—		85,573
Investments held in Trust Account	—	36,374,892	(6,232,728)	A	—
			(30,142,164)	E

Total non-current assets	6,624,410	36,374,892	(36,374,892)		6,624,410
Total assets	$20,927,061	$36,659,870	$(31,847,893)		$25,739,038

LIABILITIES
Current liabilities
Revolving line of credit	$9,000,000	$—	$—		$9,000,000
Related party notes, net	12,598,000	—	(12,598,000)	F	—
Accrued interest	2,882,982	—	(2,882,982)	F	—
Accounts payable	2,296,236	5,661,736	(6,250,234)	B	1,707,738
Accrued expenses	5,547,822	—	—		5,547,822
Operating lease liabilities	300,240	—	—		300,240
Ordinary shares to be redeemed	—	216,134	(216,134)	E	—
Advances from sponsor	—	213,050	(213,050)	B	—
Due to related parties	—	400,547	(400,547)	B	—
Convertible promissory note – related party	—	1,000,000	(1,000,000)	G	—
Promissory note – related party	—	250,000	(250,000)	G	—
Subscription liability	—	699,950	(699,950)	G	—
Total current liabilities	32,625,280	8,441,417	(24,510,897)		16,555,800
Non-current liabilities
Convertible note	—	—	1,714,286	H	1,714,286
Deferred accounts payable – long term	—	—	2,231,716	B	2,231,716
Warrant liabilities	—	1,074,447	(85,000)	G	989,447
Total non-current liabilities	—	1,074,447	3,861,002		4,935,449
Total liabilities	32,625,280	9,515,864	(20,649,895)		21,491,249
Class A common stock subject to possible Redemption	—	36,374,892	(36,374,892)	E	—

EQUITY
Series A preferred	359	—	(359)	C	—
Series A-1 preferred	405	—	(405)	C	—
Series A-2 preferred	197	—	(197)	I	—
Common stock	73	—	(73)	C	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2024(1)

Actual Additional Redemptions
	Veea (Historical)	Plum (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Plum Class A ordinary shares	—	799	1,732	C	3,296
			57	E
			315	F
			33	G
			53	H
			480	I
			(173)	J
Plum Class B ordinary shares	—	—	—		—
Additional paid-in capital	172,053,812	7,082,596	3,530,792	B	189,941,371
			(895)	C
			(20,452,553)	D
			6,232,671	E
			15,739,530	F
			3,469,867	G
			2,285,661	H
			(283)	I
			173	J
Accumulated deficit	(183,579,814)	(16,314,281)	189,128	B	(185,523,627)
			20,452,553	D
			(258,863)	F
			(1,684,950)	G
			(4,327,400)	K
Accumulated other comprehensive income (loss)	(173,251)	—	—		(173,251)
Non-controlling interests	—	—	—		—
Total equity	(11,698,219)	(9,230,886)	25,176,894		4,247,789

Total equity and liabilities	$20,927,061	$36,659,870	$(31,847,893)		$25,739,038

(1)	The unaudited Pro Forma condensed combined balance sheet as of June 30, 2024 combines the historical unaudited balance sheet of Veea as of June 30, 2024, with the historical unaudited balance sheet of Plum as of June 30, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH ENDED JUNE 30, 2024(2)

			Actual Additional Redemptions
	Veea (Historical)	Plum (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$57,581	$—	$—		$57,581
Cost of Goods Sold	(42,690)	—	—		(42,690)
Gross profit	14,891	—	—		14,891
Product development	796,169	—	—		796,169
Sales and marketing	378,404	—	—		378,404
General and administrative	11,102,408	1,708,374	(60,000)	BB	12,750,782
Depreciation and amortization	137,381	—	—		137,381
Total operating expenses	12,414,362	1,708,374	(60,000)		14,062,736
Loss from operations	(12,399,471)	(1,708,374)	60,000		(14,047,845)
Other income (expense)
Other income, net	12,659	—	—		12,659
Other expense	(9,310)	—	—		(9,310)
Interest expense	(900,942)	—	(920,841)	DD	(1,821,783)
Interest income on cash and investments held in the Trust Account	—	810,050	(810,050)	AA	—
Change in the fair value of warrant liability	—	568,824	—		568,824
Interest expense – debt discount	—	(651,742)	651,742	CC	—
(Loss) income before income tax expense	(13,297,064)	(981,242)	(1,019,149)		(15,297,455)
Income tax expense	—	—	—		—
(Loss) income for the period	(13,297,064)	(981,242)	(1,019,149)		(15,297,455)
Non-controlling interest	—	—	—		—
Net (loss) income	$(13,297,064)	$(981,242)	$(1,019,149)		$(15,297,455)

Basic and diluted net loss earnings per share, Class A common stock subject to possible Redemption		$(0.09)
Basic and diluted net loss earnings per share, Class B common stock		$(0.09)
Pro Forma weighted average number of shares outstanding – basic and diluted					32,957,635 (1)
Pro Forma net loss earnings per share – basic and diluted					$(0.46)

(1)	Please refer to Note 6 — “Net Earnings (Loss) per Share” for details.

(2)	The unaudited Pro Forma condensed combined statement of operations for the six months ended June 30, 2024 combines the historical unaudited statement of operations of Veea for the six months ended June 30, 2024, with the historical unaudited statement of operations of Plum for the six months ended June 30, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023(2)

			Actual Additional Redemptions
	Veea (Historical)	Plum (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$9,072,130	$—	$—		$9,072,130
Cost of Goods Sold	(466,802)	—	—		(466,802)
Gross profit	8,605,328	—	—		8,605,328
Product development	693,448	—	—		693,448
Sales and marketing	215,332	—	—		215,332
General and administrative	18,523,030	3,098,285	335,094	BB	21,767,281
			(189,128)	CC
Depreciation and amortization	818,203	—	—		818,203
Total operating expenses	20,250,013	3,098,285	145,966		23,494,264
Loss from operations	(11,644,685)	(3,098,285)	(145,966)		(14,888,936)
Other income (expense)
Interest income	1,942	—	—		1,942
Foreign currency gain (loss)	1,284,846	—	—		1,284,846
Other income, net	59,982	—	—		59,982
Other expense	(21,857)	—	—		(21,857)
Interest expense	(5,318,817)	—	(1,806,424)	EE	(7,125,241)
Interest income on cash and investments held in the Trust Account	—	4,758,906	(4,758,906)	AA	—
Change in the fair value of warrant liability	—	(1,264,054)	—		(1,264,054)
Change in the fair value of Forward Purchase Agreement	—	308,114	—		308,114
Issuance of Forward Purchase Agreement	—	(308,114)	—		(308,114)
Reduction of deferred underwriter fee payable	—	328,474	—		328,474
Interest expense – debt discount	—	(759,768)	759,768	DD	—
(Loss) income before income tax expense	(15,638,589)	(34,727)	(5,951,528)		(21,624,844)
Income tax expense	—	—	—		—
(Loss) income for the period	(15,638,589)	(34,727)	(5,951,528)		(21,624,844)
Non-controlling interest	—	—	—		—
Net (loss) income	$(15,638,589)	$(34,727)	$(5,951,528)		$(21,624,844)

Basic and diluted net loss earnings per share, Class A common stock subject to possible Redemption		$(0.00)
Basic and diluted net loss earnings per share, Class B common stock		$(0.00)
Pro Forma weighted average number of shares outstanding – basic and diluted					32,957,635 (1)
Pro Forma net loss earnings per share – basic and diluted					$(0.66)

(1)	Please refer to Note 6 — “Net Earnings (Loss) per Share” for details.
(2)	The unaudited Pro Forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical audited statement of operations of Veea for the year ended December 31, 2023, with the historical audited statement of operations of Plum for the year ended December 31, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Proposed Transactions

On November 27, 2023, Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Plum”), Plum SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Plum (“Merger Sub”), and Veea Inc., a Delaware corporation (“Veea”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

Subject to its terms and conditions, the Business Combination Agreement provides that (a) on the day of the closing of the transactions contemplated by the Business Combination (the “Closing”), Plum will change its jurisdiction of incorporation by transferring by way of continuation from a Cayman Islands exempted company limited by shares and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and (b) following the Domestication, Merger Sub will merge with and into Veea, with Veea surviving the merger as a wholly owned subsidiary of Plum (the “Merger”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at Closing, each outstanding share of Veea Common Stock and each outstanding share of Veea Preferred Stock, on an as-converted to Veea Common Stock basis, but excluding Dissenting Shares, New Financing Securities and treasury shares, will be cancelled and extinguished and converted into the right to receive the number of shares of New Plum Common Stock determined in accordance with the Business Combination Agreement based on a pre-money equity value of Veea of $180,000,000, plus the aggregate exercise prices of Veea’s in-the-money, vested convertible securities, divided by $10.00.

Pursuant to the Business Combination Agreement, at the effective time of the Merger, each Veea Option will be converted into an option to acquire, subject to substantially the same terms and conditions as were applicable under such Veea Option, the number of shares of New Plum Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Veea Common Stock subject to such Veea Option as of immediately prior to the effective time of the Merger by the Existing Holder Exchange Ratio, at an exercise price per share of New Plum Common Stock (rounded up to the nearest whole cent) equal to (a) the exercise price per share of Veea Common Stock of such option as of immediately prior to the effective time of the Merger, divided by (b) the Existing Holder Exchange Ratio.

Pursuant to the Business Combination Agreement, at the effective time of the Merger, each other Veea Convertible Security outstanding immediately prior to the effective time of the Merger will cease to represent a right to acquire Veea Capital Stock, shall be assumed by Plum, and shall be cancelled in exchange for a convertible security to acquire shares of New Plum Common Stock, on the same contractual terms and conditions as were in effect with respect to the Veea Convertible Security immediately prior to the effective time of the Merger under the terms of the relevant agreements governing such Veea Convertible Security, except for terms rendered inoperative by reason of the transactions contemplated by the Business Combination Agreement or for such other immaterial administrative or ministerial changes as the board of directors of Plum may determine in good faith are appropriate to effectuate the administration of the convertible securities. The number of shares of New Plum Common Stock issuable pursuant to the convertible security will be determined by multiplying the number of shares of Veea Common Stock subject to the Veea Convertible Security on an as-converted to shares of Veea Common Stock basis as of immediately prior to the effective time of the Merger by (i) the Existing Holder Exchange Ratio in the case of securities convertible into Veea Capital Stock other than New Financing Securities, or (ii) in the case of New Financing Securities or securities convertible into New Financing Securities, the New Veea Shareholder Exchange Ratio. The exercise price per share of New Plum Common Stock will be determined by (rounded up to the nearest whole cent) (x) in the case of securities convertible into Veea Capital Stock other than New Financing Securities, the exercise price per share of Veea Capital Stock of such Veea Convertible Security divided by the Existing Holder Exchange Ratio, or (y) in the case of New Financing Securities or securities convertible into New Financing Securities, the exercise price per share of Veea Capital Stock of such Veea Convertible Security divided by the New Veea Shareholder Exchange Ratio.

Any Veea indebtedness owed to Allen Salmasi or his affiliates (or their respective assignees) (“NLabs Debt”) will be converted into shares of New Plum Common Stock at the Closing at a price of $10.00 per share of New Plum Common Stock, which shares are not considered Existing Veea Shares and will be in addition to the shares of New Plum Common Stock issued to holders of Existing Veea Shares.

Each Dissenting Share will not be converted into a right to receive a portion of the Transaction Consideration (as defined in the Business Combination Agreement), but instead shall be entitled to only such rights as are granted by Section 262 of the Delaware General Corporation Law.

Earnout

The Business Combination Agreement provides holders of Existing Veea Shares with a contingent right to receive Earnout Consideration consisting of up to 4,500,000 additional shares of New Plum Common Stock, subject to the following contingencies:

●	50% of the Earnout Consideration if, at any time during the ten years following the Closing (the “Earnout Period”), the volume-weighted average trading sale price of one share of New Plum Common Stock is greater than or equal to $12.50 per share for any twenty (20) trading-days within any thirty (30) trading-day period; and

●	50% of the Earnout Consideration if, at any time during the Earnout Period, the volume-weighted average trading sale price of one share of New Plum Common Stock is greater than or equal to $15.00 per share for any twenty (20) trading-days within any thirty (30) trading-day period.

If there is a Change of Control Transaction during the Earnout Period, (i) to the extent that the implied price per share of New Plum Common Stock in such transaction is above the applicable stock price targets, the vesting of such Earnout Consideration will accelerate and the Earnout Consideration will be issuable upon the closing of such transaction, and (ii) the contingent obligations for any remaining Earnout Consideration will be rolled over to the resulting company from such transaction, unless after such transaction, the resulting company from such transaction is no longer publicly listed on Nasdaq or another nationally-recognized securities exchange, in which case, any unvested Earnout Consideration will immediately vest.

Amendments to Promissory Notes

As previously disclosed, the Plum issued unsecured promissory notes to Mr. Michael Dinsdale, Ms. Ursula Burns, and Mr. Kanishka Roy on January 31, 2022, July 11, 2022, and March 16, 2023, respectively (the “Promissory Notes”), and issued an unsecured promissory note to Plum Partners, LLC on July 25, 2023 (the “Plum Partners Promissory Note”). On September 11, 2024 the Company entered into amendments to the Promissory Notes where, upon consummation of a business combination, the outstanding principal balance will be converted into Class A Common Stock of the post-closing entity in an amount of shares equal to the outstanding principal balance divided by $5 per share. On September 11, 2024 the Company entered into an amendment to the Plum Partners Promissory Note where, upon consummation of a business combination, the outstanding principal balance in excess of $250,000 will be converted into Class A Common Stock of the post-closing entity in an amount of shares equal to the outstanding principal balance divided by $5 per share.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, Plum Partners LLC, a Delaware limited liability company (the “Sponsor”), Plum and Veea entered into a Sponsor Letter Agreement, pursuant to which the Sponsor agreed, among other things, to (a) vote all of its Plum Ordinary Shares in favor of the proposals relating to the Business Combination; (b) refrain from effecting a Plum Shareholder Redemption (as defined in the Business Combination Agreement); (c) exercise the option to extend the period of time Plum is afforded under its governing documents to consummate a business combination, (d) waive certain anti-dilution and conversion rights with respect to its Plum Ordinary Shares which had been granted in connection with Plum’s Initial Public Offering; (e) forfeit its Plum founder shares, at the rate of $10.00 per share, to the extent certain of its expenses exceed $2.5 million or it incurs certain other expenses; and (f) subject 1,726,994 of its Plum founder shares to forfeiture if the conditions applicable to the Earnout Shares are not satisfied during the Earnout Period (on the same terms proportionately as the Earnout Shares).

New Financing

The Business Combination Agreement also contemplates that Veea may sell New Financing Securities generating proceeds of up to $70,000,000 (or more with Plum’s consent) between the date of the Business Combination Agreement and the Closing, and the holders of such New Financing Securities will receive shares of New Plum Common Stock in the aggregate equal to the amount raised through the issuance of the New Financing Securities divided by $7.50. As of June 30, 2024 a total of approximately $35.9 million in consideration was received. As of June 30, 2024, approximately $30.8 million in cash has been raised under the New Financing Securities, and approximately $3 million of debt was converted and approximately $2.1 million of other obligations were settled via the issuance of Series A-2 Preferred Shares.

Conditions to Closing of the Business Combination

Pursuant to the Business Combination Agreement, the consummation of the Business Combination is conditioned upon, among other things: (i) the approval by the Plum shareholders of the Condition Precedent Proposals being obtained; (ii) the applicable waiting period under the HSR Act relating to the Business Combination having expired or been terminated; (iii) the completion of the offer to redeem the Class A ordinary shares of Plum; (iv) the New Plum Common Stock to be issued in connection with the Business Combination having been approved for listing on Nasdaq; and (v) Plum having at least $5,000,001 of net tangible assets immediately after the Closing. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, if these conditions are not satisfied the Business Combination Agreement could terminate and the Business Combination may not be consummated. For further details, see “Business Combination Proposal — Conditions to Closing of the Business Combination.”

Amendment to the Business Combination Agreement and Additional Conditions to Closing

On September 11, 2024, Plum, Veea, and Merger Sub entered into an entered into a second amendment to the Business Combination Agreement (the “Amendment”). The Amendment, among other things, (a) provides that the Business Combination Agreement will automatically terminate if the Closing has not occurred on or prior to September 16, 2024, and (b) contains a release and waiver of potential claims arising under the BCA prior to the date of the Amendment by the other parties thereto.

Plum, Veea and Sponsor expect to further agree to provide for certain additional conditions to the Closing, including but not limited to the following: the assumption of certain deferred liabilities of Plum by the post-Closing Company in exchange for certain Sponsor Earnout Shares, indemnification of post-Closing Company for all other accrued liabilities of Plum not so deferred, equitization of certain promissory and other notes at a price of $5 per share and a waiver of the net tangible assets closing condition in the Business Combination Agreement. In addition, it is expected that as a condition to Closing the parties will raise at least $4.0 million in additional financing, comprised of at least $2.0 million that will be available to the combined company at or within ten business days of the Closing, and the remainder within 30 days after the Closing, and in connection with which the Sponsor shall transfer a total of 550,000 registered Sponsor Earnout Shares (including those given in exchange for the assumption of deferred liabilities) to the investors in such additional financing.

Note 2 — Basis of Presentation and Accounting Policies

The unaudited Pro Forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited Pro Forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Veea will experience. Veea and Plum did not have any historical relationship prior to the Business Combination. Accordingly, no Pro Forma adjustments were required to eliminate activities between the companies.

The following unaudited Pro Forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing Pro Forma adjustment criteria with simplified Pro Forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional Pro Forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. Veea and Plum have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma condensed combined financial information.

Plum does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of Veea have been prepared in accordance with U.S. GAAP. The historical financial statements of Plum have been prepared in accordance with U.S. GAAP. The unaudited Pro Forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by Veea.

Plum has elected to provide the unaudited Pro Forma condensed combined financial information reflecting actual redemptions.

The following summarizes the Pro Forma shares of New Plum Common Stock issued and outstanding immediately after the Business Combination.

	Actual Redemptions
Pro Forma Ownership	Number of Shares	Percent Outstanding
Veea Stockholders(1)	17,319,644	52.5%
NLabs Debt conversion shareholders(2)	3,147,970	9.5%
Plum Public Shareholders(3)	573,771	1.8%
Sponsor’s Founder Shares(4)	6,253,415	19.0%
Incentive shares on Convertible Note	533,333	1.6%
Sponsor Promissory Note converted Shares	329,990	1.0%
Series A-2 New Financing Securities investors(5)	4,799,512	14.6%
Total shares outstanding	32,957,635	100%

(1)	Represents the exchange of outstanding Veea shares into shares of New Plum Common Stock upon the Closing of the Business Combination. This amount excludes 918,954 in New Plum shares as a result of 79,677 Series A-1 Warrants and 839,277 vested options. All of which are currently in the money and exercisable.
(2)	Reflect the conversion of Veea indebtedness owed to Allen Salmasi or his affiliates (or their respective assignees) into 3,147,970 shares of New Plum Common Stock at par value of $0.0001 as prescribed in the Business Combination Agreement for the settlement of $12.60 million in related party debt principal and $3.14 million in related interest.
(3)	Reflects actual redemptions as a result of the Extension Redemptions of 19,230 Plum shares, and 2,662,592 Plum shares in the vote for the Business Combination (4) Excludes 1,726,994 Class A founder shares of the Sponsor in reserve and 4,500,000 Earnout Shares issuable to holders of Existing Veea Shares upon satisfaction of the Earnout Triggering Events.
(4)	Excludes 1,176,994 Class A founder shares of the Sponsor in reserve and 4,500,000 Earnout Shares issuable to holders of Existing Veea Shares upon satisfaction of the Earnout Triggering Events and 550,000 Earnout Shares of the Sponsor reserved as issuable to new investors as incentive to invest in Convertible Note agreement.
(5)	Reflects the receipt of approximately $30.8 million in cash and approximately $5.2 million in the conversion of debt and other outstanding obligations as other consideration received from the sale of New Financing Securities through June 30, 2024, in which Veea issued shares of Series A-2 Preferred Stock and the holders of such New Financing Securities will receive shares of New Plum Common Stock in the aggregate equal to the amount raised through the issuance of the New Financing Securities divided by $7.50 per share, which is a 25% discount to the valuation in the Business Combination Agreement. For Pro Forma purposes this will result in the issuance of 4,799,512 shares of New Plum Common Stock.

The Pro Forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited Pro Forma condensed combined financial information. As a result, the unaudited Pro Forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Plum will be treated as the “acquired” company for financial reporting purposes, and Veea will be the accounting “acquirer” This determination was primarily based on the assumption that:

●	Veea’s current shareholders will hold a majority of the voting power of New Plum post Business Combination;

●	effective upon the Business Combination, the post-combination Board will consist of seven (7) directors, including five (5) directors designated by Veea, one (1) director designated by Plum and one (1) director mutually agreed upon by Plum and Veea;

●	Veea’s operations will substantially comprise the ongoing operations of New Plum;

●	Veea’s senior management will comprise the senior management of New Plum.

Another determining factor was that Plum does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of Plum will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to Plum over the fair value of Plum’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

The Pro Forma adjustments to the unaudited Pro Forma condensed combined balance sheet as of June 30, 2024, are as follows:

A.	Reflects the liquidation and reclassification of $6.23 million of funds held in the Trust Account to cash that becomes available following the Business Combination.

B.	Represents the transaction costs settlement by Plum and Veea for legal, accounting and printing fees incurred as part of the Business Combination. In connection with the amendments to the Business Combination Agreement Plum Sponsor agreed to indemnify PublicVeea and Veea for all other accrued liabilities of Plum as of the Closing other than the specified Deferred Liabilities of $1.60 million. In addition four vendors of both Plum and Veea have agreed to defer the payable for 18 months for a total of $2.23 million.

As such for the Plum transaction costs the vendors were contacted to negotiate the settlement. As a result of the negotiation, Plum is expected to realize $189,128 gain on waived fees which had been accrued as of June 30, 2024, as such the amount is reflected as an adjustment to accumulated losses. In addition, the Plum Sponsor agreed to assume $3.21 million and indemnify Public Veea, and the Sponsor will waive advances from sponsor of $0.21 million and due to related parties of $0.40 million for a total of $3.83 million which was recorded as a capital contribution from the sponsor in additional paid in capital. The Company will pay $0.62 million in cash to vendors as part of the settlement negotiated with various vendors, all of which results in an overall reduction in accounts payable of $4.07 million. Vendors agreed to defer $1.38 million for 18 months as such these were reclassified as deferred payable long term.

For the Veea transaction costs, approximately $0.30 million are incremental transaction cost not previously recognized which have been allocated to additional paid in capital. The Company will pay $0.29 million in cash at closing of which $0.25 million related to legal fees and $0.04 million as payment of D&O insurance recorded as prepaid expenses, resulting in an overall increase in accounts payable of $0.05 million. One vender has agreed to defer $0.85 million as such the amount was allocated to Deferred payable long term.

C.	Represents the exchange of outstanding Veea shares into shares of New Plum Common Stock at par value of $0.0001 per share upon the Business Combination.

D.	Represents the elimination of Plum’s historical accumulated losses after recording the transaction costs to be incurred by Plum as described in (B) above and the payment to non-redeeming shareholders under the Non-Redemption Agreement as described in (K) below.

E.	Reflect the payment of redemptions as a result of the extension vote and the business combination vote totaling $30.14 million and the release of $6.23 million from trust to cash and reclassification of temporary equity redeemable shares to permanent equity.

F.	Reflect the conversion of the NLabs Debt into 3,147,970 shares of New Plum Common Stock at par value of $0.0001 as prescribed in the Business Combination Agreement for the settlement of $12.60 million in related party debt principal and $3.14 million in related interest of which $2.88 million of accrued interest had been accrued through June 30, 2024.

G.	Reflects the settlement of $1,899,950 in promissory notes owed to Sponsor or its affiliates: (i) $1,649,950 would be equitized at the Closing at a price equal to $5.00 per share, resulting it the issuance of 329,990 shares, subject to the same post-Closing lock-up that applies to the Sponsor’s Founder Shares; and (ii) $250,000 would be repaid in cash at the Closing, and in connection with such cash repayment at the Closing, the Sponsor would forfeit and cancel 1,000,000 private placement warrants.

H.	Reflects the proceeds from the convertible note purchase agreement, pursuant to which an accredited investors subscribed for and will purchase, convertible promissory note in the aggregate principal amount of $4,000,000 at closing. as additional consideration to Investor for entering into this Agreement and consummating the transactions contemplated hereby, is willing to issue to Investor upon the consummation of the Closing 533,333 newly issued shares of New Plum common stock, par value $0.0001 per share. The Borrowers shall pay simple interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate (the “Interest Rate”) equal to the Secured Overnight Financing Rate (SOFR) (“Adjustable Rate”) plus two percent (2%) per annum, based on the Adjustable Rate on the date of this Note, and adjusted as of the first day of each calendar quarter during the term of this Note based on the Adjustable Rate as of such date, and computed on the basis of a 365 day year, counting the actual number of days elapsed, payable by the Borrowers solely on the Maturity Date. The Outstanding Obligations under this Note to New Plum Common Shares at $7.50 per share. The Convertible Note is not required to be accounted for as a liability under ASC 480 or ASC 815 and is not issued at a substantial premium under ASC 470-20; therefore, an allocation of proceeds to APIC is not required. The fair value of the shares was allocated between the debt and the shares issued resulting in a debt discount of $2.29 million which will be amortized over 18 month term to maturity.

I.	Reflects the conversion of Series A-2 Preferred Stock into 4,799,512 shares of New Plum Common Stock.

J.	Reflects the reduction of founder share of 1,726,994 as at the consummation of the Business Combination, which founder shares will be subject to the same earnout provisions as stated by the Earnout Shares terms. These founder shares along with the 4,500,000 Earnout Shares were reviewed and the arrangement will be classified within equity under ASC 815, Derivatives and Hedging (“ASC 815”). As a result of equity classification, the fair value of the shares transferred will be recorded within equity upon the date the shares are granted to the holder, which in this case is the date the New Plum Common Stock price targets are achieved. No entry has been recorded in the Pro Forma financial statements because of the equity classification. The fair value of the shares transferred will be recorded on the financial statements of the combined company if the New Plum Common Stock price targets are met during the ten (10) years following the Closing of the Business Combination. The entry to record the transfer of shares, should it occur, will be to record an expense equal to the amount of the fair value of the share transfer with an offset to equity.

Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023 and for the Six Months Ended June 30, 2024

The Pro Forma adjustments included in the unaudited Pro Forma condensed combined statement of operations for six months ended June 30, 2024 and for the year ended December 31, 2023, are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

BB.	Reflects the elimination of administrative service fees that will cease to be paid upon the Closing of the Business Combination.

CC.	Reflects the transaction costs of Plum expected to be incurred for legal, accounting and due diligence services. For the Plum transaction costs as a result of negotiated settlements of incurred cost the company reflected income of $0.19 million, all other transaction cost have been accrued or paid as of the Pro Forma balance sheet date.

DD.	Reflects the reversal of interest expense and amortized debt discount in connection with the Subscription Liability as the pro forma assumes the transaction closed on January 1, 2023.

EE.	Reflects the interest expense and amortized debt discount in connection with the Convertible Promissory Note, as described in adjustment H above, as the pro forma assumes the transaction closed on January 1, 2023.

Note 6 — Net Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of Public Shares described under the “maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited Pro Forma condensed combined financial information has been prepared based on actual Redemption of Plum’s Public Shares:

Actual Additional Redemptions
Weighted average shares outstanding – basic and diluted
Veea stockholders	17,319,644
NLabs Debt conversion shareholders	3,147,970
Plum Public Shareholders	573,771
Sponsor’s founder shares(1)	6,253,415
Incentive shares on Convertible Note	533,333
Sponsor Promissory Note converted shares	329,990
Series A-2 New Financing Securities investors	4,799,512
Total	32,957,635

(1)	Excludes 1,726,994 Class A founder shares in reserve and 4,500,000 Earnout Shares issuable to holders of Existing Veea Shares upon satisfaction of the Earnout Triggering Events.

	Year Ended December 31, 2023	Six Months Ended June 30, 2024

Pro Forma net loss	$(21,624,844)	$(15,297,455)
Weighted average shares outstanding of common stock – basic and diluted	32,957,635	32,957,635
Net loss per share – basic and diluted	$(0.66)	$(0.46)